UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2005

INSMED INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

0-30739	54-1972729
(Commission File Number)	(IRS Employer Identification No.)

4851 Lake Brook Drive, Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

(804) 565-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

Equity Incentive Agreements

On May 11, 2005, the shareholders of Insmed Incorporated (“the Company”) approved proposals made by the Company’s Board of Directors to amend and restate the Company’s 2000 Stock Incentive Plan (the “2000 Option Plan”) and amend the Company’s 2000 Employee Stock Purchase Plan (the “2000 ESPP”). Summaries of the changes to the plans and copies of the amendment and restatement of the 2000 Option Plan and the amendment to the 2000 ESPP were included within the information included as part of Proposals 3 and 4 in the Company’s Proxy Statement, Schedule 14A, filed with the Securities and Exchange Commission on May 10, 2005. The amendment and restatement of our 2000 Incentive Plan increased the maximum number of shares of Common Stock reserved and available for issuance by 3,000,000 shares to a total of 9,250,000 and made certain other modifications to, and clarifications of, the 2000 Incentive Plan. The amendment of the 2000 ESPP increased the maximum number of shares of Common Stock reserved and available for issuance by 250,000 shares to a total of 500,000 and made certain other modifications to the 2000 Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insmed Incorporated

Date: May 17, 2005

	By:	/s/ Kevin P. Tully
	Name:	Kevin P. Tully C.G.A.,
	Title:	Chief Financial Officer, Treasurer and Controller